Exhibit D

                            Eaton and Cottrell, P.A.
                            1310 Twenty Fifth Avenue
                           Gulfport, Mississippi 39501
                                  601-864-8221




                                  June 5, 1998





Re:    Statement on Form U-1 of
       Mississippi Power Company
       (herein called the "Company")
       File No. 70-8797


Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

       We have read the statement on Form U-1, as amended, referred to above and are furnishing this opinion with respect to the issuance of $13,520,000 aggregate principal amount of Revenue Bonds (as defined therein) for the benefit of the Company.

       We are of the opinion that:

         (a) the Company is validly organized and duly existing as a corporation under the laws of the State of Mississippi and is duly admitted to do business under the laws of the State of Alabama;

         (b) the transactions have been consummated in accordance with such statement on Form U-1, as amended;

         (c) all state laws applicable to the transactions have been complied with;

         (d) the Company's Note evidencing its obligations with respect to the Revenue Bonds is a valid and binding obligation of the Company in accordance with its terms; and

         (e) the consummation of such transactions did not violate the legal rights of the holders of any securities issued by the Company or any associate company thereof.

Securities and Exchange Commission
June 5, 1998
Page 2



              We hereby give our written consent to the use of this opinion in connection with the above-mentioned statement on Form U-1, as amended, and to the filing thereof with the Commission at the time of the filing by the Company of its certificate of notification pursuant to Rule 24.

                                Very truly yours,

                          /s/ Eaton and Cottrell, P.A.